UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 3, 2017

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 3, 2017, Kimball Electronics, Inc. (the “Company”) announced the appointment of a new independent director to the Company’s Board of Directors (the “Board”), Gregory A. Thaxton, effective immediately.

The appointment of Mr. Thaxton will enhance the Board’s strategic and financial expertise as well as fill a vacancy on the Board left by the previously announced resignation of former Board member Christopher B. Curtis. As a Class III Director, Mr. Thaxton will stand for election at the 2017 Annual Meeting of Share Owners of the Company. The Board also appointed Mr. Thaxton to serve on the Audit Committee of the Board. There are no arrangements or understandings between Mr. Thaxton or any person pursuant to which Mr. Thaxton was selected as a Director of the Company.

Mr. Thaxton is Senior Vice President and Chief Financial Officer of Nordson Corporation (NASDAQ: NDSN) a $1.8 billion publicly traded industrial technology company focused on precision dispensing, fluid management, and related processes with operations in nearly forty countries. He has more than twenty-five years of experience serving in various domestic and international financial management and leadership roles with Nordson after beginning his career with a Big Four public accounting firm. Mr. Thaxton is a Certified Public Accountant and holds a B.S. degree in accounting from Miami University, as well as an MBA in international management from Baldwin Wallace University.

All independent (non-employee) Directors receive annual retainer fees of $75,000 plus an additional $40,000 of retainer fees paid in shares of Common Stock of the Company. The Directors can elect to receive some or all of the $75,000 portion of their annual retainer fees in shares of the Company’s Common Stock. The additional $40,000 of annual retainer fees shall be paid in shares of the Company’s Common Stock. Non-employee directors can elect to defer all, or a portion of, their stock retainer fees until termination of service from the Board. Shares of Common Stock will be issued either under the Company’s 2014 Stock Option and Incentive Plan or the Non-Employee Directors Stock Compensation Deferral Plan. Directors are also reimbursed for reasonable travel expenses incurred in connection with Board and Committee meeting attendance. Mr. Thaxton will be paid on a pro rata basis for the partial year served through October 31, 2017.

The Company’s press release announcing the appointment of Mr. Thaxton is attached on Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
99.1	Press Release dated April 3, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ John H. Kahle
JOHN H. KAHLE Vice President, General Counsel, Chief Compliance Officer, and Secretary
Date: April 3, 2017

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated April 3, 2017